PROSPECTUS Dated                                       Pricing Supplement No. 48
May 1, 2007                                            September 17, 2007




                               U.S. $9,815,000,000            Rule 424 (b)(3)
                                                          Registration Statement
                          FORD MOTOR CREDIT COMPANY LLC       No. 333-131062


                           FLOATING RATE DEMAND NOTES


                          - - - - - - - - - - - - - - -


                             Interest Rate Per Annum
                             - - - - - - - - - - - -


Period          Tier One Notes      Tier Two Notes      Tier Three Notes
Beginning       Under $15,000       $15,000-$50,000       Over $50,000
----------      --------------       ---------------     ----------------
9/17/2007           5.94%               6.09%                6.24%
